POWERCOLD CORPORATION

(a Nevada Corporation)

115 Canfield Road

La Vernia, Texas 78121

SUBSCRIPTION AGREEMENT

Instructions

PLEASE COMPLETE AND SIGN TWO COPIES OF THE SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

FOR

POWERCOLD CORPORATION

(a Nevada Corporation)

THE COMPANY  HAS THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION, IN WHOLE OR IN PART, FOR ANY REASON AND AT ANY TIME PRIOR TO THE CLOSING DATE OF THIS OFFERING, NOTWITHSTANDING PRIOR RECEIPT BY THE SUBSCRIBER OF NOTICE OF ACCPTANCE OF SUBSCRIPTION.

1.

Stock Subscription: The undersigned,                       ("Subscriber") hereby subscribes for               shares of Common Stock, $0.001 par value, of PowerCold Corporation, a Nevada Corporation (“PowerCold” or  "Company")  (“Common Stock"), for and in consideration of $

              to  be paid in cash at closing. There is no minimum subscription. The Offering Price is              per share of Common Stock. The number of securities subscribed for herein is calculated by dividing the dollar amount by the per share offering price. Such Subscription is subject to the following terms and conditions:

a.

Tender of Purchase Price:  Subscriber tenders to the Company the purchase price either by a check payable to the order of  “PowerCold Corporation” or a wire transfer to the Company, pursuant to written instructions provided to Subscriber by the Company.

b.

Closing:  Upon receipt by the Company of the consideration agreed to herein, prior to 12:00 p.m. on

, 200__  (the "Closing Date"). All funds will be delivered to the Company. The Common Stock subscribed for herein will not be deemed issued to, or owned by, the Subscriber until the Subscription Agreement has been executed by Subscriber and countersigned by the Company, all payments required to be made herein.

c.

Issuance of Securities:

After the Closing Date, PowerCold will deliver the certificates within fifteen days representing the Common Stock to the Subscriber (unless Subscriber otherwise instructs the Company in writing). The Certificates representing the Common Stock, (“Common Stock”) delivered pursuant to this Subscription bear a legend in the following form, unless such Securities have been registered under the Securities Act of 1933, as amended ("Act") or where exempted:

"THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"), AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES ACTS; AND IS A RESTRICTED SECURITY AS DEFINED BY RULE 144 OF THE ACT. THE COMMON STOCK MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO THE COMMON STOCK SHALL BE EFFECTIVE UNDER THE ACT OR ANY OTHER FEDERAL OR STATE SECURITIES ACTS OR AN EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER THE ACT IS EFFECTIVE, AND, (2) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL FOR THE COMPANY THAT NO VIOLATIONS OF ANY SECURITIES ACTS WILL BE INVOLVED IN ANY TRANSFER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN THE HOLDER THEREOF AND POWERCOLD CORPORATION AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF POWERCOLD CORPORATION.

d.

If the Certificates representing the Common Stock have been held for a period of at least one (1) year and if Rule 144 the Securities Act of 1933, as amended ("Act"), is applicable (there being no representations by the Company that Rule 144 is applicable), then the undersigned may make sales of the Common Stock only under the terms and conditions prescribed by Rule 144 of the Act or Exemptions therefrom.

2.

Representations and Warranties: Subscriber hereby represents and warrants to POWERCOLD:

a.

Subscriber understands that POWERCOLD COMMON STOCK, HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, THE STATE OF NEVADA, OR ANY OTHER STATE SECURITIES AGENCIES.

b.

Subscriber is not an underwriter and acquired POWERCOLD Common Stock, solely for investment for its own account and not with a view to, or for, resale in connection with any distribution of securities within the meaning of the Federal Securities Acts, the Nevada Securities Acts, or any other applicable State Securities Acts; and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the undersigned has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge to any person the securities for which it hereby subscribes, or any part thereof; and it understands that the legal consequences of the foregoing representations and warranties to mean that it must bear the economic risk of the investment for an indefinite period of time because the securities has not been registered under the Act, and, therefore, cannot be sold unless they are subsequently registered under the Act (which the Company is not obligated to do) or an exemption from such registration is available.

c.

Subscriber understands the speculative nature and risks of investments associated with POWERCOLD, and confirms that the Common Stock would be suitable and consistent with its investment program and that its financial position enables Subscriber to bear the risks of this investment; and that there may not be any public market for the securities for herein. Such risks include, but are not limited to: (1) There is no guarantee the Company is able to successfully market its products and services; (2) the Company is undercapitalized and faces all of the risks inherent in obtaining additional funding; and, (3) there is no public market for these Common Stock shares..

d.

The Common Stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of to any person, without the express prior written consent of POWERCOLD, and the prior opinion of counsel for POWERCOLD, that such disposition will not violate Federal and/or State Securities Acts.  Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

e.

POWERCOLD is under no obligation to register or seek an exemption under any Federal and/or State Securities Acts for any Common Stock of POWERCOLD, or to cause or permit such Common Stock to be transferred in the absence of any such registration or exemption and that Subscriber herein must hold such Common Stock indefinitely unless such Common Stock is subsequently registered under Federal and/or State Securities Acts or an exemption from registration is available.

If PowerCold shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction on Form S-4, or a registration on any registration form that does not permit secondary sales, PowerCold will:

(i)

promptly give to Subscriber written notice thereof; and

(ii)

use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Subscriber and received by PowerCold within fifteen (15) days after the written notice from PowerCold described in clause (i) above is mailed or delivered by the PowerCold. Such written request may specify all or a part of a Subscriber’s Registrable Securities

f.

At the time of subscription, Subscriber reviewed the economic consequences of the purchase of the Common Stock with its attorney and/or other financial advisor, was afforded access to the books and records of the Company, conducted an independent investigation of the business of the Company, and was fully familiar with the financial affairs of the Company. Subscriber consulted with its counsel with respect to the Act and applicable federal and state securities laws. Company has not provided Subscriber with any representations, statements, or  warranties as to the  Common Stock.

g.

 Subscriber had the opportunity to ask questions of the Company and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of an investment in POWERCOLD; provided that nothing herein shall be deemed to be an acknowledgement of the accuracy or completeness of such responses.

h.

Subscriber confirms that it is able (i) to bear the economic risk of the investment, (ii) to hold the Common Stock for an indefinite period of time, and (iii) to afford a complete loss of its investment; and represents that it has adequate means of providing for its current needs and possible personal contingencies, and that it has no need for liquidity in this investment; (iv) this investment is suitable for Subscriber based upon his investment holdings and financial situation and needs, and this investment does not exceed ten percent of Subscriber 's net worth; (v) Subscriber has by reason of it's business or financial experience could be reasonably assumed to have the capacity to protect its own  interests  in connection with this transaction.

i.

Subscriber confirms that this transaction is intended to be exempt from registration under the Act by virtue of section 4(2) of the Act and the provisions of Rule 506 of Regulation D promulgated thereunder, and that he confirms that it is an “accredited investor” within the meaning of SEC Regulation “D,” or the undersigned alone, or together with it's purchaser representative(s), has such knowledge and experience in financial and business matters that it, or the undersigned and such representative(s) together, are capable of evaluating the merits and risks of the Common Stock and of making an informed decision regarding the Common Stock.

j.

Subscriber understands that the Company will not register as an investment company under the Investment Company Act, by reason of the provisions of Section 3 (c) (1) thereof, which excludes from the definition of an investment company any issuer which has not made and does not presently propose to make a public offering of its securities and whose outstanding securities (other than short-term paper) are beneficially owned by not more than 100 persons.

k.

If the Subscriber is, or is acting on behalf of, a Keogh or corporate pension or profit-sharing plan, or an individual retirement account, the undersigned represents and warrants to POWERCOLD that to the best of the undersigned's knowledge the undersigned's interest in the Company will not result in a prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

l.

If the Subscriber is, or is acting on behalf of, an employee benefit plan as defined in ERISA ("Plan"), the undersigned fiduciary or Plan represents and warrants to POWERCOLD that:

(i)

The Plan's commitment to purchase Common Stock does not, in the aggregate, constitute more than 10% of the fair market value of the Plan's assets;

(ii)

The undersigned fiduciary or Plan has considered the following with respect to the Plan's investment in Common Stock and has determined that, in view of such considerations, the purchase of the foregoing securities is consistent with the undersigned fiduciary's or Plan's fiduciary responsibilities under ERISA:

(A)

the role such investment or investment course of action plays in that portion of the Plan's portfolio that the undersigned fiduciary or Plan manages;

(B)

whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the undersigned fiduciary or Plan to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom;

(C)

the composition of that portion of the portfolio that the undersigned fiduciary or Plan manages with regard to diversification;

(D)

the liquidity and current rate of return of that portion of the  portfolio managed by the undersigned fiduciary or Plan relative to the anticipated cash flow requirements of the Plan;

(E)

the projected return of that portion of the portfolio managed by the undersigned fiduciary or Plan relative to the funding objectives of the Plan; and,

(F)

the risks associated with an investment in the Company and the fact that Limited Partners will generally not be able to withdraw from the Company until the end of two calendar quarters following the commencement of operations of the  Company or transfer their Interests without the consent of the Company and the Placement Agent.

3.

Status of  Subscriber:

[    ]

I am NOT a member of, or an associate or affiliate of a member of the National Association of Securities Dealers; and have not, for a period of 12 months prior to the date of this Subscription Agreement, been affiliated or associated with any broker/dealer, company, firm, organization, or other entity which is a member of the National Association of Securities Dealers, Inc.

[    ]

I am a member of or an associate or affiliate of a member of the National Association of Securities Dealers. Attached is a copy of an agreement signed by the principal and compliance officer of the firm with which I am affiliated agreeing to my participation in this investment.

4.

Arbitration: Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Subscriber and Company (including for purposes of arbitration, officers, directors, employees, controlling persons, affiliates, professional advisors, attorneys, agents, or promoters of the Company), on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Securities Acts, Banking Statutes, Consumer Protection Statutes, Federal and/or State anti-Racketeering (e.g. RICO) claims as well as any claims relating  or deriving from the  Common Stock, Common Stock Warrants, or underlying securities law and any State Law claims of fraud, negligence, negligent misrepresentations, and/or conversion shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's award may be entered in any court having jurisdiction thereof in accordance with the provisions of Texas Law.  In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then select a third arbitrator, which shall constitute the three person arbitration board.  The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

5.

Miscellaneous:  This Subscription Agreement shall be binding upon the parties hereto, their heirs, executors, successors, and legal representatives.  The laws of the State of  Nevada shall govern the rights of the parties as to this Agreement.

6.

Indemnification: Subscriber acknowledges that it understands the meaning and legal consequences of the representations and warranties contained herein, and it hereby agrees to indemnify and hold harmless the Company and any other person or entity relying upon such information thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty, or acknowledgement of Subscriber contained in this Agreement.

7.

Nonassignability: This Agreement may not be assigned by Subscriber.

8.

Entire Agreement:  This instrument contains the entire agreement among the parties with respect to the acquisition of the shares and the other transactions contemplated hereby, and there are no representations, covenants or other agreements except as stated or referred to herein.

9.

Amendment: This Agreement may be amended or modified only by a writing signed by the party or parties to be charged with such amendment or modification.

10.

Binding On Successors: All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and legal representatives.

11.

Titles: The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.

Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed an original and all of which taken together shall constitute one and the same document, notwithstanding that all parties are not signatories to the same counterpart.

13.

Severability:  The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

14.

Disclosure Required Under State Law: The offering and sale of the Securities is intended to be exempt from registration under the securities laws of certain states. Subscribers who reside or purchase the Securities may be required to make additional disclosures by the securities laws of various states and agrees to provide such additional disclosures as requested by the Company upon written request.

15.

 Notices: All notes or other communications hereunder (except payment) shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail postage prepaid, or by Express Mail Service or similar courier, addressed as follows:

If to Subscriber:

At the address designated on the signature page of this Agreement.

If to Power Cold:

POWERCOLD CORPORATION

P.O. Box 1239

115 Canfield Road

La Vernia, Texas 78121

16.

Designation of Ownership: Subscriber wishes to own the Securities as follows:

(a)

Separate or individual property.

(b)

Husband and wife as community property.  (Community property states only.)

(c)

Joint tenants with right of survivorship. (Both parties must sign.)

(d)

Tenants in common. (Both parties must sign.)

(e)

Trust (include name of trust and name of trustee.)

(f)

Other (indicate):

(g)

Corporation (include name of President and Secretary)

(h)

Limited Liability Company (include name of Manager and all Members)

SUBSCRIBER HEREBY DECLARES AND AFFIRMS THAT IT HAS READ THE WITHIN AND FOREGOING SUBSCRIPTION AGREEMENT, IS FAMILIAR WITH THE CONTENTS THEREOF AND AGREES TO ABIDE BY THE TERMS AND CONDITIONS THEREIN SET FORTH, AND KNOWS THE STATEMENTS THEREIN TO BE TRUE AND CORRECT.

IN WITNESS WHEREOF,  Subscriber executed this Agreement this                  day of                                , 200__.

SUBSCRIBER:

(Signature)

(Social Security Number or Employer Identification Number)

(Please Print Name)

(Address)

FOR ENTITY SUBSCRIBERS:

Entity

By:*

Title:

By:*

Title:

*

By the foregoing signature, I hereby certify to POWERCOLD CORPORATION that I am duly empowered and authorized to provide the foregoing information.

This Subscription Agreement is hereby accepted by the Company this          day of

 , 200__.

POWERCOLD CORPORATION

By:

Title: